                                                             EXECUTION COPY

                       RISK MANAGEMENT SERVICES AGREEMENT

     THIS RISK  MANAGEMENT  SERVICES  AGREEMENT  (this  "Agreement") is made and entered into as of December  15, 2008 by and between  Southwest  Iowa  Renewable
Energy,  LLC, an Iowa limited  liability company  ("Producer"),  and Bunge North
America,  Inc., a New York corporation  ("Bunge") (each of Producer and Bunge, a
"Party" and collectively, the "Parties").

                                    RECITALS

     A. Producer is constructing  and owns an ethanol plant located near Council
Bluffs, Iowa (the "Facility").

     B. As of the date of this Agreement, Bunge is a Member of Producer pursuant to the Amended and Restated Operating  Agreement of Producer dated March 7, 2008
("Operating Agreement").

     C. Producer's  operations at the Facility  involve:  (1) the use of corn as feedstock  for the Facility  ("Corn"),  (2) the  production  and sale of ethanol
("Ethanol"),  (3) the production  and sale of  distiller's  grains with solubles
("DGS"),  including wet distillers  grains and modified wet distillers  grains (
"WDGS") and dry distiller's  grains with solubles  ("DDGS"),  and (4) the use of natural gas as fuel for the Facility  ("Natural Gas," and collectively  with the
Corn, Ethanol and DGS, the "Commodities," and each a "Commodity").

D. Producer desires to engage Bunge as the exclusive provider of risk management services  with  respect to the  Commodities  for the  Facility  on the terms and conditions set forth herein, and Bunge is willing to accept such appointment.

                                    AGREEMENT

     Therefore, the Parties agree:

1. Services Provided By Bunge.

     1.1 Exclusive  Provider.  Producer hereby engages and appoints Bunge as the exclusive  provider of the  Services (as  hereinafter  defined) on the terms and conditions set forth in this  Agreement.  Bunge hereby accepts such  appointment and agrees to perform the Services in accordance  with the terms and  conditions of this Agreement.

     1.2  Services.  Bunge shall  perform or cause to be  performed on behalf of
Producer the following services on an exclusive basis (the "Services"):

          (a) provide  advice and oversight of the activities of Producer at the
     Facility to manage price risks relating to the purchase of Corn and Natural
     Gas and the  sale of  Ethanol  and DGS  though  the  development  of a risk management policy ("Policy") to be submitted for approval by Producer;

          (b) update and amend the Policy as reasonably requested by Producer;

          (c) appoint a commodity manager to interact with and provide advise to
     Producer in the execution of transactions in Commodities  within the limits of the Policy (the "Commodity Risk Manager"); and

          (d)  coordinate  and interact with the party  appointed by Producer to procure corn for the Facility (the "Corn Procurement  Agent") and the party or parties  appointed by Producer to market or sell Ethanol and DGS for the
     Facility (each, a "Commodity Marketer") to facilitate implementation of the
     Policy; and

          (e) advise  Producer with respect to account  hedging  transactions in accordance with the Policy.

     1.3 Policy. The Policy would address Producer's  activities at the Facility related to Commodity price risk management,  including,  without limitation: (a)
the sale of Ethanol and DGS,  including  derivatives and physical sales, (b) the purchase of Corn,  including the pricing  components of basis and futures on the
Chicago Board of Trade (or other applicable  exchange),  and (c) the purchase of
Natural Gas,  including  the pricing  components of basis and futures on the New
York Mercantile Exchange (or other applicable  exchange).  With respect to Corn, the Policy  shall set  forth:  (i)  Producer's  obligations  to deliver  written estimates of the Facility's Corn  requirements to the Corn  Procurement  Agent a reasonable period of time prior to such requirement, (ii) the allowable range of prices and  guidelines  for the  establishment  of daily  bids,  credit  limits,
quality  standards,   a  price  discount  schedule  and  other  daily  operating parameters to be followed by the Corn  Procurement  Agent,  and (iii) how far in
advance Corn sales  contracts  may provide for the sale of Corn,  referred to as forward  contracting  limits.  With respect to Ethanol and DGS, the Policy shall set forth:  (i) Producer's  obligations to deliver written  estimates of Ethanol and DGS  production  at the  Facility  to the  applicable  Commodity  Marketer a reasonable  period of time prior to such  production,  (ii) the  budgeted mix of
DDGS and WDGS,  and (iii) forward  contracting  limits for Ethanol and DGS sales contracts.

2. Producer's Obligations.

     2.1 Risk  Management  Committee.  Producer shall  authorize and establish a risk  management  committee  ("Risk  Management  Committee"),  which  shall meet monthly  to review  the  performance  and  effectiveness  of the  Policy and the
Services and to establish  strategies with respect to the Policy and Services on a going forward basis.  The Risk Management  Committee would consist of at least
Producer's  General  Manager,  Chief  Financial  Officer and the Commodity  Risk
Manager.

     2.2 Commercial  Management  Group.  Producer shall authorize and facilitate the formation of a commercial management group ("Commercial  Management Group"), which  would  meet  monthly  to  discuss  requirements  to  implement  the  risk management strategies developed by the Risk Management Committee and to exchange
Commodity market information.  The Commercial  Management Group would consist of at least the Corn Procurement  Agent, the Commodity  Marketer(s) for Ethanol and
DGS, Producer's General Manager and the Commodity Risk Manager.

     2.3  Position  Report.  Producer  shall  deliver by no later than noon each business  day a  position  report  showing  the volume of  Commodities  used and produced  at  the  Facility  and  the  hedging  positions  and  Commodity  sales commitments taken or made by Producer,  the Corn Procurement Agent and Commodity
Marketers with respect to such Commodities in a format reasonably  acceptable to
Bunge.

     2.4 Standards for Performance of Services. Bunge shall perform the Services in accordance  with such  policies and  directives as may be issued from time to time by Producer.  Producer shall have final decision making  authority over all specific purchase, sale and hedging transactions. Producer's directions shall be given by  Producer's  General  Manager,  or in the  General  Manager's  absence,
Producer's Chief Financial Officer. The General Manager may designate in writing one or more  persons to act for  Producer  in the  absence  of both the  General
Manager and Chief Financial Officer.  Bunge shall perform the Services hereunder in  accordance  with and in  accordance  with  all  permits  and all  applicable federal, state and local laws, rules and regulations governing the Facility.

     2.5  Authority of Bunge.  Bunge shall have no authority to act on behalf of
Producer except as expressly  provided herein or as Producer may otherwise grant in  writing.  In no event  shall  Bunge  have the power or  authority  to manage
Producer  as an entity or to engage in policy  making  functions  for  Producer.
Notwithstanding  anything contained in this Agreement to the contrary,  Producer acknowledges  and  agrees  that  whether  and to what  extent the Policy and the implementation  of the risk  management  and  hedging  strategies  may result in profits  for  Producer  depends  in part on market  conditions  outside  Bunge's control and Bunge does not  guarantee  any  results to  Producer  in  connection therewith.  Producer  acknowledges  that  Bunge  may,  in its  position  as Corn
Procurement Agent or Commodity Marketer, execute hedging transactions on Bunge's own behalf which may not be in  accordance  with the Policy and Producer  waives any conflict of interest  claims (or similar or related claims) against Bunge in connection  therewith.  Nothing in this Agreement  shall  constitute a waiver or modification  of any of  rights  or  obligations  of  either  party  or the Corn
Procurement Agent under any other agreement.

     2.6 Direction  from Producer.  At any time at Bunge's  request to Producer,
Bunge may require Producer to provide specific direction or advice regarding any action to be taken or omitted by it. Bunge shall not be liable to Producer  with respect to any action or inaction  which it takes in reliance on any  directions or advice received  pursuant to this Section.  However,  nothing in this Section shall be construed as imposing upon Bunge any  obligation to seek such direction or advice.

3. Compensation.

     3.1 Fee. In consideration of Bunge's performance of the Services hereunder,
Producer shall pay to Bunge a quarterly fee equal to $75,000  ("Quarterly Fee"), payable in advance by wire  transfer  to an account  designated  by Bunge on the first day of each calendar quarter. Notwithstanding the foregoing, the Quarterly
Fee shall not be due for any portion of the quarter ending on December 31, 2008.
Producer shall also pay or reimburse  Bunge for all costs,  if any,  incurred by
Bunge which are  associated  with the  execution of the hedging  strategies  set forth in the  Policy  ("Expenditures")  and  executed  in  accordance  with this
Agreement.

     3.2 Invoicing of  Expenditures by Bunge.  Bunge shall invoice  Producer for all  Expenditures  on a monthly basis.  Producer shall  reimburse  Bunge by wire transfer in the amount of its invoice  within 30 days of  Producer's  receipt of such invoice.

     3.3 Late  Payments.  Interest will accrue on amounts past due at a rate per annum equal to the lesser of (a) the prime rate,  as reported  from time to time by the Wall Street  Journal plus 2%, and (b) the highest rate  permitted by law.
Bunge will provide Producer with a copy of documentation  supporting the amounts set forth in an invoice upon request.

4. Term and Termination.

     4.1 Term.  The initial term of this  Agreement will begin upon execution of this Agreement by both Parties and, unless earlier terminated in accordance with the terms hereof,  will expire upon the third anniversary of the Effective Date.
Unless earlier terminated in accordance with this Agreement, this Agreement will automatically  renew for successive  three-year terms  thereafter  unless either
Party gives written  notice to the other Party of its election not to renew,  no later  than 180 days prior to the  expiration  of the  initial  term or the then current renewal term, as applicable. The "Term" will be the total of the initial term of this  Agreement  and any renewal  terms.  The  "Effective  Date" will be
December 15, 2008 or such other date agreed by the Parties in writing.  Producer will  notify  Bunge  at  least  30 days in  advance  of when  Ethanol  is  first anticipated to be produced.

     4.2 Termination Rights.

          (a) Either Party may terminate this Agreement  immediately upon notice to the other  Party if such other  Party has (i)  materially  breached  any representation,  warranty,  or obligation  under this  Agreement,  and (ii)
     failed to remedy such breach within 30 days after the terminating Party has given notice of such breach,  or if such breach cannot  reasonably be cured within such  30-day  period,  such other  Party has failed to commence  and diligently pursue remedy of the breach and failed to remedy such breach not later than 120 days after the  terminating  Party has given  notice of such breach.

          (b) Bunge may  terminate  this  Agreement  immediately  upon notice to
     Producer  if  Producer  fails to pay any amount  due under  this  Agreement within 15 days after Bunge gives Producer notice of such nonpayment.

          (c) Bunge may  terminate  this  Agreement  immediately  upon notice to
     Producer:  (i) if the Effective  Date has not occurred on or before October
     15,  2009;  and/or  (ii) upon the  occurrence  of a  Dissolution  Event (as defined in Article X the Operating Agreement).

          (d) Either Party may terminate this Agreement  immediately upon notice to  the  other  Party  if  (i)  such  other  Party  files  a  petition  for adjudication as a bankrupt,  for reorganization or for an arrangement under any bankruptcy or insolvency  law; (ii) an involuntary  petition under such law is filed  against  such other  Party and is not  dismissed,  vacated or stayed  within 60 days  thereafter;  or (iii)  such  other  Party  makes an assignment of all or substantially all of its assets for the benefit of its creditors.

          (e) Bunge may  terminate  this  Agreement  immediately  upon notice to
     Producer if there is a Change in Control of Producer. A "Change of Control"
     occurs upon any of: (i) a sale of all or substantially all of the assets of
     Producer;  (ii) a merger or consolidation  involving Producer,  excluding a merger or consolidation  after which 50% or more of the outstanding  equity interests of Producer continue to be held by the same holders that held 50%
     of more of the outstanding equity interests of Producer  immediately before such merger or consolidation,  or (iii) any issuance and/or  acquisition of equity interests of Producer that results in a person or entity holding 50%
     or more of the  outstanding  equity  interests of Producer,  excluding  any persons  or  entities  that  held  50% or  more of the  outstanding  equity interests of Producer immediately before such acquisition and, with respect to Producer, excluding Bunge.

          (f) Producer may terminate this Agreement  immediately  upon notice to
     Bunge if there is a Change in Control of Producer  upon payment to Bunge of an amount equal to the Quarterly Fee for one quarter.

     4.3 Survival.  The provisions of this Agreement which expressly or by their nature survive expiration or termination of this Agreement,  including,  but not limited  to,  Sections 3, 4.2,  4.3, 5, 6 and 8 will remain in effect  after the expiration or termination of this Agreement.

5. Limitation of Liability.

     5.1 General  Disclaimer.  EXCEPT AS EXPRESSLY  PROVIDED IN THIS  AGREEMENT,
BUNGE  MAKES NO  STATUTORY,  WRITTEN,  ORAL,  EXPRESSED  OR IMPLIED  WARRANTIES,
REPRESENTATIONS OR GUARANTEES OF ANY KIND CONCERNING THE SERVICES PROVIDED UNDER
THIS  AGREEMENT  OR THE  FAILURE  TO  PROVIDE  SERVICES  UNDER  THIS  AGREEMENT,
INCLUDING WITHOUT  LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY
PARTICULAR PURPOSE.

     5.2 IN NO EVENT  WILL  EITHER  PARTY BE  LIABLE  TO THE  OTHER OR ANY OTHER
PERSON OR ENTITY FOR ANY INDIRECT,  SPECIAL OR  CONSEQUENTIAL  DAMAGES UNDER ANY
CIRCUMSTANCES.

6. Remedies.

     6.1  Suspend  Performance.  Bunge may suspend  its  performance  under this
Agreement  until  Producer  has paid all  amounts  due under this  Agreement  if
Producer  fails to pay any amount within 15 days after the date when such amount is due and uncured under this Agreement.

     6.2 Specific  Enforcement.  The Parties  shall have the right and remedy to seek to have the provisions of this Agreement specifically enforced by any court having equity  jurisdiction  without the necessity of posting any bond, it being acknowledged  and agreed by the Parties that the scope of the provisions of this
Agreement are reasonable under the circumstances.

     6.3 Rights  Not  Exclusive.  No right,  power or remedy  conferred  by this
Agreement will be exclusive of any other right, power or remedy now or hereafter available to a Party at law, in equity, by statute or otherwise.

7. Relationship of Parties.  This Agreement  creates no relationship  other than those of service  provider and recipient  between the Parties hereto.  Except as expressly provided herein, there is no partnership, joint venture or other joint or mutual enterprise or undertaking  created hereby and neither Party, or any of such  Party's  representatives,  agents or  employees,  will be deemed to be the representative  or employee of the other  Party.  Except as  expressly  provided herein or as otherwise  specifically agreed in writing,  neither Party will have authority to act on behalf of or bind the other Party.

8. Governing Law; Disputes.

     8.1  Governing  Law. This  Agreement  shall be governed by and construed in accordance  with  the  laws of the  State  of  Iowa,  excluding  any  applicable conflicts-of-law  rule  or  principle  that  might  refer  the  construction  or interpretation of this Agreement to the laws of another state.

     8.2 Notice of Dispute.  If any dispute  shall arise under or in  connection with this Agreement, the Parties hereto agree to follow the procedures set forth in  this  Section  8.2  in an  effort  to  resolve  the  dispute  prior  to  the commencement of any formal proceedings; provided, however, that either Party may institute  judicial  proceedings  seeking  equitable  relief or remedies without following the  procedures  set forth  herein.  The Parties shall attempt in good faith to resolve any dispute arising out of or relating to this  Agreement,  the breach, termination, or validity hereof, or the transactions contemplated herein promptly by negotiation between representatives who have authority to settle the controversy.  Any Party may give the other Party  written  notice that a dispute exists (a  "Notice  of  Dispute")  setting  forth a  statement  of such  Party's position.  Within  twenty (20)  business  days of the  delivery of the Notice of
Dispute, representatives of the Parties shall meet at a mutually acceptable time and place,  and thereafter as long as they both reasonably  deem  necessary,  to exchange relevant  information and attempt to resolve the dispute. If the matter has  not  been  resolved  within  thirty  (30)  days  of the  disputing  party's delivering its Notice of Dispute, the dispute shall be referred to the Boards of
Directors  or  Managers  of  Producer  and Bunge who shall  within  twenty  (20)
additional days meet to attempt in good faith to resolve the dispute.

     8.3 Mediation.  If the matter still has not been resolved within sixty (60)
days of the  delivery  of the  Notice  of  Dispute,  then any  Party may seek to resolve the dispute through mediation  administered by the Commercial  Mediation
Rules of the American  Arbitration  Association.  If the Parties fail to resolve the dispute within  twenty-one (21) days after starting  mediation,  then either
Party may initiate  appropriate  proceedings to obtain a judicial  resolution of the dispute.

     8.4 Negotiations;  Jurisdictional Matters. If a representative of any Party intends to be  accompanied  at a meeting by an  attorney,  the other  negotiator shall be given at least three (3) business  days' notice of such  intention  and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement  negotiations for  purposes  of the  Federal  Rules of  Evidence  and  similar  state rules of evidence. Any proceeding initiated by either Party hereto shall be commenced and prosecuted  in the United  States  District  Courts for the Eastern  District of
Missouri  or the  Western  District  of Iowa or the state  courts  in St.  Louis
County,  Missouri or Des  Moines,  Iowa and any courts to which an appeal may be
taken,   and  each  Party  hereby  consents  to  and  submits  to  the  personal jurisdiction of each of such courts.

     8.5 Waiver of Jury Trial. EACH PARTY IRREVOCABLY  WAIVES ANY AND ALL RIGHTS
TO A TRIAL BY JURY IN ANY LEGAL  PROCEEDING  ARISING  OUT OF OR  RELATED TO THIS
AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9. Notices.  All notices  required or permitted  under this Agreement will be in writing and will be deemed given and made: (i) if by personal  delivery,  on the date of such delivery,  (ii) if by facsimile,  on the date sent (as evidenced by confirmation  of  transmission  by  the  transmitting  equipment),  (iii)  if by nationally  recognized  overnight  courier,  on the next  business day following deposit,  and (iv) if by  certified  mail,  return  receipt  requested,  postage prepaid,  on the  third  business  day  following  such  mailing;  in each  case addressed to the address or facsimile number shown below for such Party, or such other  address or facsimile  number as such Party may give to the other Party by notice:

                 If to Bunge:

                 Bunge North America, Inc.
                 11720 Borman Drive
                 St. Louis, Missouri 63146
                 Attn: Senior Vice President - Bunge Grain
                 Facsimile: 314-292-2110
                 with copy to:

                 Bunge North America, Inc. 11720
                 Borman Drive
                 St. Louis, Missouri 63146 Attn:
                 General Counsel Facsimile: (314)
                 292-2521
                 If to Producer:

                 Southwest Iowa Renewable Energy, LLC
                 10868 198th Street
                 Council Bluffs, Iowa 51501
                 Attn: General Manager
                 Facsimile: (712) 366-0394

                 with copies to:

                 David E. Gardels, Esq.
                 Husch Blackwell Sanders LLP
                 1620 Dodge Street, Suite 2100
                 Omaha, NE 68102

                 Facsimile: (402) 964-5050

10. Entire Agreement;  No Third Party Beneficiaries.  This Agreement constitutes the entire  agreement  between the Parties  with  respect to the subject  matter hereof and supersedes all prior agreements and understandings,  both written and oral,  between  the Parties  with  respect to the subject  matter  hereof.  This
Agreement  does not, and is not intended to,  confer any rights or remedies upon any person other than the Parties.

11.  Amendments;  Waiver. The Parties may amend this Agreement only by a written agreement of the Parties.  No provision of this Agreement may be waived,  except as  expressly  provided  herein or  pursuant  to a  writing  signed by the Party against  whom the  waiver is  sought  to be  enforced.  No  failure  or delay in exercising  any right or remedy or requiring the  satisfaction  of any condition under this Agreement,  and no "course of dealing" between the Parties,  operates as a waiver or  estoppel  of any right,  remedy or  condition.  A waiver made in writing on one  occasion is  effective  only in that  instance  and only for the purpose  that it is given and is not to be  construed  as a waiver on any future occasion or against any other person.

12. Assignment. No Party may assign this Agreement, or assign or delegate any of its rights,  interests,  or  obligations  under this  Agreement,  voluntarily or involuntarily, whether by merger, consolidation,  dissolution, operation of law, or any other manner,  without the prior written consent of the other Party,  and any  purported  assignment  or  delegation  without  such  consent will be void.
Despite  the prior  sentence,  Bunge may  assign  this  Agreement,  or assign or delegate any of its rights,  interests,  or obligations under this Agreement, to any of its Affiliates without  Producer's prior written consent.  Subject to the preceding  sentences in this Section 12, this  Agreement  binds and benefits the
Parties and their respective  permitted  successors and assigns. For purposes of this Agreement,  "Affiliate" means a person that directly, or indirectly through one or more  intermediaries,  controls or is  controlled  by, or is under common control with, the party  specified,  with "control" or "controlled"  meaning the possession,  directly  or  indirectly,  of the  power to  direct  or  cause  the direction  of the  management  and  policies  of a person,  whether  through the ownership of voting securities or voting interests, by contract or otherwise.

13. Severability.  If a court or arbitrator with proper jurisdiction  determines that any provision of this Agreement is illegal, invalid, or unenforceable,  the remaining  provisions of this Agreement  remain in full force.  The Parties will negotiate  in good faith to replace  such  illegal,  invalid,  or  unenforceable provision with a legal,  valid,  and enforceable  provision that carries out the
Parties' intentions to the greatest lawful extent under this Agreement.

14.  Interpretation.  Each  Party has been  represented  by  counsel  during the negotiation  of this  Agreement and agrees that any ambiguity in this  Agreement will not be construed against one of the Parties.

15. Further Assurances. Each Party will execute and cause to be delivered to the other  Party  such  instruments  and other  documents,  and will take such other actions,  as the other Party may reasonably  request for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

15. Counterparts. This Agreement may be executed by the Parties by facsimile and in separate counterparts, each of which when so executed will be deemed to be an original and all of which together will constitute one and the same agreement.

                  [Remainder of page intentionally left blank]

     IN WITNESS  WHEREOF,  the Parties have caused this Agreement to be executed the day and year first above written.

BUNGE NORTH AMERICA, INC.                 SOUTHWEST IOWA RENEWABLE
                                          ENERGY, LLC

By:                                       By:
    --------------------------------------    ----------------------------------------

Name:                                     Name:
Title:                                    Title:

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